EXHIBIT 99.1

Premier Exhibitions Announces Preliminary Financial Results

Company Schedules First Quarter 2011 Earnings Release and Teleconference

ATLANTA, June 28, 2010 (GLOBE NEWSWIRE) -- Premier Exhibitions, Inc. (Nasdaq:PRXI) today announced that the Company's results for the first quarter of fiscal 2011, which ended May 31, 2010, will be released after market hours on Thursday, July 8, 2010.

On a preliminary basis, the Company anticipates revenue for the first quarter of approximately $11 million, which is essentially flat compared with the first quarter last year, and reflects an approximate 7% increase compared with the preceding sequential quarter. Gross profit for the first quarter is expected to be between $4.4 million and $4.6 million, compared with $5.8 million in last year's first quarter and $2.8 million in the fourth quarter.

Additionally, the Company anticipates general and administrative expense for the first quarter fiscal 2011 to be approximately $5 million. This marks a substantial improvement from the $7.3 million of general and administrative expense incurred in the first quarter last year, and is also below the $5.2 million incurred in the sequential quarter.

The Company anticipates ordinary depreciation and amortization, and minimal impact from taxes and other items. As of May 31, the Company had $12.4 million in cash and equivalents.

Chris Davino, Premier Exhibition's Chief Executive Officer, stated, "We are pleased with the progress we're making, and believe that this is a much stronger company than it was a year ago. We will provide much more detail on our recent performance and current initiatives on July 8th."

After the full results are released, Premier Exhibitions will host a conference call to discuss the results on Thursday, July 8th at 5:30 p.m. (EDT). Investors in the U.S. can access the call by dialing 1-800-723-6751 and international callers may dial 1-785-830-7980. Callers should reference confirmation code 4261753. A transcript of the conference call will be made available on the Company's website: www.prxi.com.

Premier Exhibitions, Inc. (Nasdaq:PRXI) is located in Atlanta, GA and is a major provider of museum quality exhibitions throughout the world. Premier Exhibitions is a recognized leader in developing and displaying unique exhibitions for education and entertainment. The Company's exhibitions present unique opportunities to experience compelling stories using authentic objects and artifacts in diverse environments. Exhibitions are presented in museums, exhibition centers and other entertainment venues.

Forward-Looking Statements

This press release contains information that may constitute "forward-looking statements," which involve a number of risks and uncertainties. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will" and similar expressions identify forward-looking statements. Premier Exhibitions, Inc. has based these forward-looking statements on its current expectations and projections about future events, based on the information currently available to it. Management believes that these forward-looking statements are reasonable as and when made. However, such statements are dependent upon, and can be influenced by, a number of external variables over which management has little or no control, including but not limited to the factors described in Premier Exhibitions' filings with the Securities and Exchange Commission, including the section of its Annual Report on Form 10-K for the year ended February 29, 2010 titled "Risk Factors." These variables may affect Premier Exhibitions' future results and cause those results to differ materially from those expressed in the forward-looking statements. Our Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Forward-looking statements should not be relied upon as a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the performance that is ultimately achieved. As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements.

CONTACT:  Premier Exhibitions, Inc.
          John A Stone, Chief Financial Officer
            john.stone@prxi.com
          Katherine Seymour, Vice President, Public Relations
            kseymour@prxi.com
          (404) 842-2600